SETTLEMENT AGREEMENT AND RELEASE
                        --------------------------------

         This Settlement Agreement and Release ("Settlement Agreement") is being entered into by The Metropolitan Government of Nashville and Davidson County, Tennessee, a public corporation organized and existing under the laws of the State of Tennessee, on behalf of itself and its Metropolitan Employee Benefit Board, its Investment Committee of the Metropolitan Employee Benefit Board, its Metropolitan Government Trust Funds, and the participants therein and beneficiaries thereof ["Metro Nashville"] and Z-Tel Technologies, Inc. ["Z-Tel"] [collectively the "Parties"] on the 18th day of May 2004.


                                    RECITALS

         WHEREAS, on or about September 20, 2002, Metro Nashville filed the lawsuit styled The Metropolitan Government of Nashville and Davidson County, Tennessee, suing on behalf of Metropolitan Nashville Employee Benefit Board v. Z-Tel Technologies, Inc., Case No. 8:02-CV-1708-T-24EAJ, in the United States District Court for the Middle District of Florida, Tampa Division (the "Federal Court Action") and thereafter Z-Tel filed a declaratory action in the state courts of Florida under Docket No. 03-8199 (the "State Court Action"); and

         WHEREAS, the parties desire to resolve all claims and issues in the Federal Court Action and the State Court Action and terminate the lawsuit,

         Now, therefore, the Parties agree in consideration of the undertakings set out hereinafter as follows:

         1. Approval Date - This Settlement Agreement will become effective and shall be signed by Metro Nashville upon approval by the Metropolitan Council of the Metropolitan Government (the "Metropolitan Council"); and the Board of Directors of Z-Tel; and it will become effective only if and when both give such approval. Z-Tel's Board's approval will be sought immediately; so that the Settlement Agreement can be presented for approval at the meeting of the Metropolitan Council scheduled to be held on May 18, 2004. On that date, the Metropolitan Council will take one of three actions: approve, disapprove, or defer action for some period. While the Department of Law does not foresee a problem and will act in good faith to recommend approval, there is no way to predict the actions of 40 elected members of the Metropolitan Council. If the Metropolitan Council does not approve the Settlement Agreement on May 18, 2004, the Settlement Agreement and Registration Rights Agreement attached as Exhibit A to this Agreement shall be null and void, and the stock certificate issued pursuant to paragraphs 2 and 5 of this Agreement shall be cancelled. Z-Tel will provide Metro Nashville with a certified copy of the resolution of Z-Tel's Board of Directors approving and authorizing the settlement provided for in this Settlement Agreement. Metro Nashville will provide Z-Tel with a certified confirmation that the Metropolitan Council has approved and authorized the settlement provided for in the Settlement Agreement.

         2. Settlement Payment - Z-Tel shall pay Metro Nashville a sum representing a value of $1.6 million in accordance with the following:

                  (a) The settlement payment consists of the following: (1) Z-Tel will pay Metro Nashville $800,000 in cash (by wire transfer to Northern Trust Company ["Northern Trust"], Attn: Master Trust Cash

         Processing, Account #5186061000, 50 South LaSalle Street, Chicago, IL 60675, ABA # 071000152, Reference Account # 26-24916) as provided in paragraph 2(b) below; and (2) as provided in paragraph 2(b) below, Z-Tel will cause American Stock Transfer Company ("AST") to issue to Metro Nashville a stock certificate representing currently unregistered common stock of Z-Tel ["the Settlement Stock"] as detailed in paragraph 5(a) below which will be registered by Z-Tel (allowing for public sale by Metro Nashville).

                  (b) The cash payment and delivery of stock will be made and will occur in the following manner: (1) prior to May 18, 2004, the parties will finalize and execute the Stipulation of Dismissal provided for in paragraph 10 below; (2) prior to May 18, 2004 Metro Nashville will deliver to John E. Johnson of Trenam, Kemker, Scharf, Barkin, Fryie, O'Neill & Mullis, 101 East Kennedy Boulevard, Suite 2700, Tampa, Florida 33601, as escrow agent, the executed Stipulation of Dismissal, which shall be held in escrow by Mr. Johnson and shall not be filed until Metro Nashville has provided confirmation of the wire transfer as provided in paragraph 2(b)(7) below; (3) Z-Tel shall arrange for AST to deliver on May 18, 2004 a stock certificate issued in the name of the Metropolitan Nashville Employee Benefit Board for the number of shares set forth in paragraph 5(a) below ("the Settlement Stock Certificate") to Martin I. Kaminsky of Pollack & Kaminsky, 114 West 47th Street, Suite 1900, New York, NY 10036, as escrow agent; (4) immediately following the approval of the Settlement Agreement by the Metropolitan Council, Metro Nashville will provide written confirmation of the approval by facsimile to Layne E. Kruse and Peter A. Stokes at 713-651-5246 and to Christopher Goodpastor at 512-857-0360; (5) on the first business day after the date of approval of the Settlement Agreement by the Metropolitan Council [the "Approval Date"] and after Z-Tel receives written confirmation of the approval, Z-Tel will wire that day the cash payment to Metro Nashville that is being made pursuant to paragraph 2(a)(1) above; (6) Z-Tel will provide confirmation from its bank to Metro Nashville of the transfer, and upon receipt of the funds, Metro Nashville will provide written notice by facsimile to Z-Tel and to John E. Johnson of the receipt; (7) after the cash is delivered and notice of receipt is provided by Metro Nashville, John E. Johnson shall file the Stipulation of Dismissal with the Court and Martin I. Kaminsky shall deliver the Settlement Stock Certificate, as instructed by Metro Nashville, to Metro Nashville or Northern Trust as Metro Nashville's custodian; and (8) Metro Nashville shall provide Z-Tel with notice that the stock certificate has been received and delivered as per Metro Nashville's instructions. If the Settlement Agreement is not approved by the Metropolitan Council on May 18, 2004 or the cash payment is not wired and received as provided above, the Stipulation of Dismissal will be returned to Metro Nashville's counsel, and the Settlement Stock Certificate will be returned and cancelled.

                  (c) The Parties acknowledge and agree that there is no guarantee the value of the Settlement Stock being delivered pursuant to paragraph 5(a) below will equal or exceed $800,000 on the date on which the S-3 Registration Statement for the Settlement Stock is declared effective by the SEC (the "Effective Date"), and Z-Tel shall have no additional liability if the stock price does not equal or exceed $800,000 on the Effective Date.

                  (d) This settlement transaction and the transfers of consideration provided for under it are acknowledged and intended by both parties to be: (1) a contemporaneous exchange for new value given by Z-Tel and (2) in fact a substantially contemporaneous exchange thereof.

                  (e) Any additional amounts payable by Z-Tel (other than interest) as provided below in paragraph 3(f), shall be deemed an increase of the total settlement amount.

                  (f) Metro Nashville represents and warrants that it is an "Accredited Investor" as defined by Regulation D underlying the Securities Act of 1933, that the Settlement Stock is being acquired for Metro Nashville's own account, and that the Settlement Stock will not be resold other than pursuant to a valid registration statement or an exemption from registration. Certificates representing the Settlement Stock will contain a legend substantially as follows:

                  The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of the various states, and have been issued and sold pursuant to an exemption from the Act and may not be sold, pledged, or otherwise transferred by the holder thereof at any time except (1) pursuant to an effective registration statement filed under the Act covering these shares, or (2) upon delivery to the corporation of an opinion of counsel satisfactory to the corporation that these shares may be transferred without registration.

         3. Registration of Stock -

                  (a) Z-Tel represents and warrants that it is current in filing and in fulfilling its requirements to file Forms 8K, 10-K and 10-Q and any other filings with the Securities and Exchange Commission required to enable Z-Tel to file a registration statement on Form S-3 for a selling stockholder ["an S-3 Registration"], and that Z-Tel knows of no impediment to its ability to register the Settlement Stock under an S-3 Registration.

                  (b) No later than 30 days after the Approval Date, Z-Tel will file any papers necessary to register the Settlement Stock pursuant to an S-3 Registration ["the S-3 Registration Statement"] with the SEC and any other regulatory authority for which registration is required, in order to enable public sale of the Settlement Stock.

                  (c) Z-Tel and Metro Nashville will use their best efforts to assure that the S-3 Registration Statement is declared effective by the SEC as soon as possible. Those best efforts will include, without limitation, Z-Tel's best efforts to prepare and file the S-3 Registration Statement, and cause it to be declared effective by the SEC, as promptly as practicable and to take or cause to be taken all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective in the most expeditious manner practicable, the completion of registration of the Settlement Stock. These acts will include Z-Tel's using prompt, substantial and persistent efforts as a prudent person desirous of achieving a result would use in similar circumstances.

                  (d) Z-Tel will provide Metro Nashville (by transmittal to Karl Dean, Director of Law) with all notices and other papers filed with or received by Z-Tel in connection with the S-3 Registration Statement promptly upon receipt or transmittal by Z-Tel (including, without limitation, its employees, attorneys, accountants and other agents) of such notices or papers. Z-Tel will also keep Metro Nashville fully and currently advised as to all other communications and developments regarding the attempt to register the Settlement Stock.

                  (e) Z-Tel will bear all costs and expenses in connection with registration of the Settlement Stock, excluding any expenses (including attorneys' fees) incurred by Metro Nashville or its representatives in reviewing the S-3 Registration or in providing any information to Z-Tel necessary to prepare the S-3 Registration Statement.

                  (f) If the S-3 Registration Statement has not become effective by August 31, 2004, Z-Tel may (at its option) seek a one-month extension to September 30, 2004 by providing Metro Nashville with written notice of Z-Tel's election to obtain that further extension together with a payment of $20,000 by wire transfer by 2 pm CDT on September 1, 2004, which payment shall increase the settlement by that amount. Thereafter, if the S-3 Registration Statement has not become effective by September 30, 2004 Z-Tel may (at its option) obtain a further extension to October 31, 2004 for the registration statement to become effective by providing Metro Nashville with written notice of Z-Tel's election to obtain that further extension together with a payment of an additional $56,000 by wire transfer by 2 pm CDT on October 1, 2004, which payment shall further increase the settlement by that amount. Thereafter, if the S-3 Registration has not become effective by October 30, 2004, Z-Tel may (at its option) obtain a further extension to November 30 for the registration statement to become effective by providing Metro Nashville with written notice of Z-Tel's election to obtain that further extension together with a payment of an additional $80,000 by wire transfer by 2 pm CDT on November 1, 2004, which payment shall further increase the settlement by that amount. There will be no extensions beyond November 30 unless hereafter expressly agreed in writing by Metro Nashville.

                  (g) If the S-3 Registration Statement has not been declared effective by either [1] August 31 if no extension is obtained by Z-Tel as provided above or [2] if any extension is obtained (as provided in paragraph 3(f) above), the final date specified with respect to any such extension (i.e. September 30, October 31 or November 30 as the case may be) [hereinafter "the Final Date"],(1) Z-Tel may, in lieu of registration, on or before the Final Date, at Z-Tel's sole option: [i] redeem the Settlement Stock from Metro Nashville for $800,000 plus interest (at the then prime rate) from the Approval Date to the date of such payment or [ii] facilitate a private sale of the Settlement Stock that will provide Metro Nashville with $800,000 plus such interest, or
         (iii) any combination of (i) and (ii) selected by Z-Tel so long as the aggregate gross proceeds to Metro Nashville equals $800,000 plus interest (at the then prime rate) from the Approval Date. The amount payable under paragraph 3(g)(i) will be in addition to any payments made under paragraph 3(f) above.

_______________________
1 To clarify, the "Final Date" means the later of August 31, 2004 or the last date on which, as a result of any extension or extensions that Z-Tel has obtained in accordance and by compliance with paragraph 3(f), registration must be effective.

                  (h) If on the Final Date, the S-3 registration has not become effective and Z-Tel has neither paid the sum provided in paragraph 3(g)(i), facilitated a private sale of the Settlement Stock as provided in paragraph 3(g)(ii), nor effected a combination of 3(g)(i) and 3(g)(ii) as set forth under 3(g)(iii), Z-Tel will be deemed to be in breach of the Settlement Agreement, and Metro Nashville shall be entitled to obtain any remedy available to it (including, but not limited to, damages) as a result of Z-Tel's breach or failure to consummate this agreement. Metro Nashville may either (at its option) apply to the Court or bring separate suit to obtain such remedy or remedies.

         4. No Admissions - In entering into this Settlement Agreement, the parties are not making any admission as to the strength or weakness of the claims and the defenses in this action. Z-Tel is not admitting any wrongdoing or liability; and Metro Nashville is not acknowledging any lack of merit to its claims. Rather, the parties are entering into this agreement to compromise their differences and to avoid further expense and the burden of protracted litigation.

         5. Security -

                  (a) Z-Tel will instruct AST to issue to Metro Nashville on the Approval Date stock equal to $960,000 (representing 20 % over $800,000), as computed pursuant to the formula discussed next. The price of Z-Tel stock for this purpose shall be the average of the last reported sale price on NASDAQ over the twelve (12) trading days immediately preceding the Approval Date. The stock certificate shall be delivered to Martin I. Kaminsky by same-day courier on the day after the Approval Date as provided in paragraph 2(b) above. If the value of the Settlement Stock on the Effective Date of the S-3 Registration Statement exceeds $800,000, Metro Nashville will return to Z-Tel, within ten (10) business days, that number of shares of Z-Tel stock that is equal in value to the difference between the market value on the Effective Date and $800,000. For purposes of valuing the stock on the Effective Date, the market value will be deemed to be the average of the last reported sale price on NASDAQ over the twelve (12) trading days immediately preceding the Effective Date.

                  (b) Z-Tel will assure, and hereby covenants, that none of its officers or directors will sell Z-Tel stock during the period prior to the Effective Date of the S-3 Registration or full payment to Metro Nashville of the amounts that may be paid in lieu of such a Registration as provided above.

                  (c) Metro Nashville will not sell more than 200,000 shares of registered Settlement Stock in any seven calendar day period.

         6. Registration Rights Agreement - The parties shall execute the Registration Rights Agreement attached as Exhibit A to this agreement on the first business day following the Approval Date.

         7. Cooperation -- Both Metro Nashville and Z-Tel agree to cooperate to finalize and execute, as promptly and efficiently as feasible, any such or other documents that may be reasonably necessary to effectuate and consummate this agreement.

         8. Reservation of Rights Against Others - The payments by Z-Tel provided for in this Settlement Agreement are in settlement of Metro Nashville's damages with respect to or arising out of the events that are the subject of the claims asserted against Z-Tel in this action. Metro Nashville is dismissing all claims against Z-Tel in this action with prejudice; however, Metro Nashville expressly reserves its rights and claims as against any other party, including (but not limited to) State Street Bank & Trust, for damages suffered by Metro Nashville.

         9. Release of Z-Tel - Metro Nashville, for itself and its heirs, executors, administrators, representatives, predecessors, successors and assigns (collectively, the "Metro Nashville Releasing Parties"), do hereby fully, finally and forever release and discharge Z-Tel Technologies, Inc., its past, present and future directors, officers, employees, agents, representatives, attorneys, consultants, parent corporations or businesses, subsidiaries, divisions, subdivisions, affiliates, administrators, predecessors, successors, heirs, executors and assigns (collectively, the "Z-Tel Released Parties") of and from any and all claims, actions, causes or rights of action, suits, debts, sums of money, liabilities, losses, covenants, contracts, agreements, promises, assertions, allegations, contentions, controversies and demands of any kind or nature whatsoever, whether at law or in equity [collectively "Claims"], that the Metro Nashville Releasing Parties ever had or may have had, now have or hereafter can, shall or may have, whether directly or in a representative or any other capacity, for, upon or by reason of any act, omission or other matter, cause or thing whatsoever in any way arising out of, in connection with or relating to the holding or ownership by the Metro Nashville Releasing Parties of Z-Tel stock prior to the date hereof, whether such matters, causes, or things, or the consequences thereof, are now existing or may hereafter arise and whether they are known or unknown, suspected or unsuspected, anticipated or unanticipated, hidden or concealed, disclosed or undisclosed, contingent or absolute. Excepted from this Release are any Claims of the Metro Nashville Releasing Parties with respect to or arising out of this Settlement Agreement and any agreements or other documents executed in connection thereof. This Release does not release or discharge any person or entity other than the Z-Tel Released Parties (such as any other person or entity hereinafter referred to as "Other Party") from any liability to the Metro Nashville Releasing Parties, including (without limitation) with respect to any claim in any way arising out of, in connection with, or relating to the holding or ownership by Metro Nashville of Z-Tel stock prior to the date hereof.

         10. Covenant Not to Sue - The Metro Nashville Releasing Parties agree never to file, institute, direct or maintain against the Z-Tel Released Parties any suit, charge, claim, proceeding or action of any kind or nature whatsoever, whether at law, in equity or otherwise, in or before any court, administrative agency, arbitral panel or other body or tribunal wherever situated, asserting, directly or indirectly, any claim on behalf of the Metro Nashville Releasing Parties, which is released by this Release. In the event that any such action is initiated by the Metro Nashville Releasing Parties, the parties sued in such action shall be entitled to injunctive relief. Excepted from this Covenant Not to Sue are any Claims of the Metro Nashville Releasing Parties with respect to or arising out of this Settlement Agreement and any agreements or other documents executed in connection thereof. This Covenant Not to Sue does not apply to or protect any person or entity other than the Z-Tel Released Parties (such as any Other Party) from any liability to the Metro Nashville Releasing Parties, including, without limitation, with respect to any claim in any way arising out of, in connection with, or relating to the holding or ownership by Metro Nashville of Z-Tel stock prior to the date hereof.

         11. Reduction in Judgment. - Nothing in this Settlement Agreement shall in any way limit or reduce the claims or defenses available to Metro Nashville under applicable law as to any claim brought against or by any Other Party, subject to the following provisions:

                  (a) In the event that Z-Tel is at any time found to be liable, whether by a claim of joint liability or right of contribution, for all or any part of any judgment entered against any Other Party in favor of Metro Nashville for any claim in any way arising out of, in connection with, or relating to the holding or ownership by Metro Nashville of Z-Tel stock prior to the date hereof, for which such other party has a right of contribution or joint liability against Z-Tel, Metro Nashville's judgment against such Other Party shall be reduced by the amount for which Z-Tel is found liable and such reduction of the judgment shall release and discharge Z-Tel for any liability with respect to such judgment.

                  (b) In the event that any Other Party is found to be liable to Metro Nashville on any claim in any way arising out of, in connection with or relating to the holding or ownership by Metro Nashville of Z-Tel stock prior to the date hereof, for which such Other Party has no right of contribution or joint liability against Z-Tel, then this Release shall not reduce Metro Nashville's judgment against such Other Party.

                  (c) In the event that Metro Nashville settles any claim against any Other Party in any way arising out of, in connection with or relating to the holding or ownership by Metro Nashville of Z-Tel stock prior to the date hereof, Metro Nashville will include a provision in any settlement agreement and release with such Other Party whereby such Other Party acknowledges the existence of this Release, and a copy of this Release shall be attached to the settlement agreement and release with such Other Party.

                  (d) With respect to any future claim that may be made by Metro Nashville against any Other Party in any way arising out of, in connection with or relating to the holding or ownership by Metro Nashville of Z-Tel stock prior to the date hereof, ten (10) days prior to commencing a lawsuit or, if settling a claim prior to filing a lawsuit, upon the date on which any such settlement is filed with the Metropolitan Council of Metro Nashville for approval of such settlement, Metro Nashville will notify Z-Tel, with such notice to include the name, and to the extent known by the Department of Law of Metro Nashville, the address and telephone number of such Other Party and, to the extent known, the name, address and telephone number of such Other Party's attorney, the nature of the claim made or being settled by Metro Nashville against such Other Party, and the approximate amount sought, if known, from such Other Party or the amount to be paid in settlement by such Other Party.

Excepted from this Judgment Reduction undertaking are any Claims of the Metro Nashville Releasing Parties with respect to or arising out of this Settlement Agreement and any agreements or other documents executed in connection thereof. This Judgment Reduction undertaking does not apply to or protect any person or entity other than the Z-Tel Released Parties (such as any Other Party) from any liability to the Metro Nashville Releasing Parties, including, without limitation, with respect to any claim in any way arising out of, in connection with, or relating to the holding or ownership by Metro Nashville of Z-Tel stock prior to the date hereof.

         12. Release of Metro Nashville - Z-Tel Technologies, Inc. ["Z-Tel"], for itself and its heirs, executors, administrators, representatives, predecessors, successors and assigns (collectively, the "Z-Tel Releasing Parties"), do hereby fully, finally and forever release and discharge The Metropolitan Government of Nashville and Davidson County, Tennessee, a public corporation organized and existing under the laws of the State of Tennessee, on behalf of itself and its Metropolitan Employee Benefit Board, its Investment Committee of the Metropolitan Employee Benefit Board, its Metropolitan Government Trust Funds, and the participants therein and beneficiaries thereof and its past, present and future directors, officers, employees, agents, representatives, attorneys, consultants, divisions, subdivisions, affiliates, administrators, predecessors, successors, heirs, executors and assigns (collectively the "Metro Nashville Released Parties") of and from any and all claims, actions, causes or rights of action, suits, debts, sums of money, liabilities, losses, covenants, contracts, agreements, promises, assertions, allegations, contentions, controversies and demands of any kind or nature whatsoever, whether at law or in equity [collectively "Claims"], that the Z-Tel Releasing Parties ever had or may have had, now have or hereafter can, shall or may have, directly or in a representative or any other capacity for, upon or by reason of any act, omission or other matter, cause or thing whatsoever in any way arising out of, in connection with or relating to the holding or ownership by Metro Nashville of Z-Tel stock prior to the date hereof, whether such matters, causes, or things, or the consequences thereof, are now existing or may hereafter arise and whether they are known or unknown, suspected or unsuspected, anticipated or unanticipated, hidden or concealed, disclosed or undisclosed, contingent or absolute. Excepted from this Release undertaking are any Claims of the Z-Tel Releasing Parties with respect to or arising out of this Settlement Agreement and any agreements or other documents executed in connection thereof. This Release undertaking does not apply to or protect any person or entity other than the Metro Nashville Released Parties (such as any Other Party) from any liability to the Z-Tel Releasing Parties, including, without limitation, with respect to any claim in any way arising out of, in connection with, or relating to the holding or ownership by Metro Nashville of Z-Tel stock prior to the date hereof.

         13. Federal Court Action- The parties will file a Stipulation of Dismissal of this action on the first business day after the Approval Date. The Stipulation of Dismissal will expressly state that the Court will retain jurisdiction as to the Settlement Agreement, including (without limitation) to enforce any claim by Metro Nashville or Z-Tel for any relief available under the law or in equity in the event of a breach or other failure by Metro Nashville or Z-Tel to consummate this agreement and/or any other agreement (e.g. Registration Rights Agreement) that is provided herein for or contemplated herein or otherwise executed as part of this settlement.

         14. State Court Action -- If the Settlement Agreement is approved by the Metropolitan Council, promptly after the Approval Date on the Payment Date, the parties will also file a Stipulation of Dismissal with prejudice of the state court action filed by Z-Tel against Metro Nashville in the 13th Judicial District of the Florida state courts under Docket No. 03-8199.

         15. Enforceability - Upon approval by the Metropolitan Council and Z-Tel Board of Directors, this agreement shall be binding upon, and shall inure to the benefit of, our clients and their respective successors and assigns or other legal representatives. If and to the extent that any provision hereof is deemed unenforceable or invalid for any reason, that provision shall be modified, reformed and/or novated so that it contains the provision involved to the maximum extent enforceable or valid; provided, however, that if such unenforceability or invalidity materially alters a material term of this agreement, the party adversely affected by such material alteration, shall have the option to rescind this agreement upon 7 days written notice to the other party. In the event of such a rescission, this lawsuit shall be revived and again become extant in its current status as of the date hereof.

         16. Headings - The heading on paragraphs hereof are for convenience only.

         17. Execution - This agreement may be signed by facsimile.

         18. Authority - Each of us represents that he has been authorized by his respective client to enter into and execute this agreement (with and subject to the conditions contained in paragraph 1 above) on behalf of his respective client.

         19. Entire Agreement - This agreement, including the Registration Rights Agreement attached as Exhibit A, supercedes all prior agreements and understandings between the parties, including without limitation the Memorandum of Understanding, and shall constitute the entire agreement among the parties.

AGREED AND ACCEPTED THIS __ DAY OF MAY 2004

                                        The Metropolitan Government OF NASHVILLE
                                        AND DAVIDSON COUNTY, TENNESSEE


                                        By:   /s/ Karl F. Dean
                                           -------------------------------------
                                            Karl F. Dean, Esq,
                                            Director of Law
                                            Department of Law, The Metropolitan
                                            Government of Nashville and Davidson
                                            County, Tennessee



STATE OF TENNESSEE     )
                          ss.:
COUNTY OF DAVIDSON     )

      On the ____ day of May, 2004, before me personally came Karl F. Dean, to me known, and who, being by me duly sworn, did depose and say that he is the Director of Law of the Metropolitan Government of Nashville and Davidson County, Tennessee, a party described in and which executed the foregoing Settlement Agreement; and that he voluntarily signed his name thereto pursuant to the authority of the Resolution of the Metropolitan Council of the Metropolitan Government, as the authorized representative of the Metropolitan Government for the purposes and subject to the terms and conditions set forth therein.



                                        ________________________________________
                                        Notary Public

                                        AGREED AND ACCEPTED THIS __ DAY OF MAY
                                        2004


                                        Z-TEL TECHNOLOGIES, INC.




                                        By:    /s/ Christopher Goodpastor
                                           -------------------------------------
                                            Christopher Goodpastor
                                            Chief Legal Counsel
                                            Z-Tel Technologies, Inc.






STATE OF TEXAS         )
                         ss.:
COUNTY OF TRAVIS       )


         On the ____ day of May, 2004, before me personally came Christopher Goodpastor, to me known, and who, being by me duly sworn, did depose and say that he is the Chief Legal Counsel of Z-Tel Technologies Inc., a party described in and which executed the foregoing Settlement Agreement; that he has been duly authorized by said corporation to execute said Settlement Agreement on behalf of said corporation; and that he voluntarily executed the same for the purposes and subject to the conditions set forth therein.



                                        ________________________________________
                                        Notary Public